Exhibit 10.11.2

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Amendment”) is entered into, and dated for reference purposes, as of February 6, 2009 (the “Execution Date”) by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Metropolitan”), as Landlord (“Landlord”), and MAXYGEN, INC., a Delaware corporation (“Maxygen”), as Tenant (“Tenant”), with reference to the following facts (“Recitals”):

A. Landlord and Tenant entered into that certain Lease (the “Original Lease”) dated as of December, 2004 for certain premises which consists of an agreed 25,814 square feet of Rentable Area, which is the entire building known as 301 Galveston Drive (the “Premises”) Redwood City, California, as amended by that certain First Amendment to Lease (the “First Amendment”) dated as of August 24, 2006 (collectively, the “Existing Lease”).

B. Landlord and Tenant desire to extend the current Term of the Lease in accordance with Tenant’s exercise of its Option To Extend, as set forth in Section 6 of the First Amendment; and provide for other amendments of the Existing Lease as more particularly set forth below.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Scope of Amendment; Defined Terms. Except as expressly provided in this Amendment, the Existing Lease shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. The term “Lease” as used herein and in the Existing Lease shall refer to the Existing Lease as modified by this Amendment, except as expressly provided in this Amendment. All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Existing Lease unless the context clearly requires otherwise.

Section 2. Extension of Term. Notwithstanding any provision of the Existing Lease to the contrary, Landlord and Tenant acknowledge and agree as follows:

(a) The current Term pursuant to the Existing Lease will expire on February 28, 2009.

(b) The Term is hereby extended for the period of twelve (12) months (the “Second Extended Term”) commencing on March 1, 2009 (the “Second Extension Commencement Date”) and expiring February 28, 2010 (hereafter, the “Expiration Date” in lieu of the date provided in the Existing Lease), unless sooner terminated pursuant to the terms of the Lease.

(c) Landlord and Tenant acknowledge and agree that this Amendment provides all rights and obligations of the parties with respect to extension of the current Term, whether or not in accordance with any other provisions, if any, of the Existing Lease regarding renewal or extension, and any such provisions, options or rights for renewal or extension provided in the Existing Lease are hereby deleted as of the Execution Date, and without limiting the generality of the foregoing, Tenant and Landlord acknowledge and agree that the Option To Extend set forth in Section 6 of the First Amendment is hereby deleted as of the Execution Date.

Section 3. Monthly Base Rent for Second Extended Term. Notwithstanding any provision of the Existing Lease to the contrary, commencing on the Second Extension Commencement Date and continuing through the Expiration Date of the Second Extended Term, the amount of Monthly Base Rent due and payable by Tenant for the Premises shall be as set forth in the table below:

Period from/to (inclusive)	Monthly Installment of Monthly Base Rent	Monthly Rate/Rentable Sq. Ft.
Months 01 – 12	$32,912.85	$1.275

Section 4. Tenant’s Share of Operating Expenses. Notwithstanding any provision of the Existing Lease to the contrary, the parties acknowledge and agree that the Rentable Area of Phase II is 235,620, and commencing on the Second Extension Commencement Date and continuing through the Expiration Date of the Second Extended Term, Tenant shall continue to pay Tenant’s Share of Operating Expenses as set forth in Article Four of the Existing Lease, and as of the Second Extension Commencement Date, Tenant’s Share for the Premises continues to be as follows:

Tenant’s Building Share:	100.00%
Tenant’s Phase Share:	10.96%
Tenant’s Project Share:	4.80%

Section 5. “AS IS” Condition. Tenant acknowledges that Tenant presently occupies and has occupied the Premises since the Commencement Date of the Lease. Notwithstanding any provision of the Existing Lease to the contrary, Tenant hereby leases for the Second Extended Term and accepts the Premises in its “AS IS” condition existing on the Execution Date, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding the Premises; and Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation.

Section 6. Brokers. Landlord represents that it has had no dealings with any real estate broker or agent in connection with this Amendment except for Cornish & Carey Commercial which represents Landlord (“Landlord’s Broker”), and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Landlord agrees to indemnify, protect, defend and hold harmless Tenant against and from all claims, liability, loss, damage, cost and expense arising out of any claims for brokerage commissions or fees by any broker or agent claiming to represent Landlord in connection with the subject matter of this Amendment. Tenant represents that it has had no dealings with any real estate broker or agent in connection with this Amendment except for Landlord’s Broker, and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Tenant agrees to indemnify, protect, defend and hold harmless Landlord against and from all claims, liability, loss, damage, cost and expense arising out of any claims for brokerage commissions or fees by any broker or agent claiming to represent or to have dealt with Tenant (except Landlord’s Broker) in connection with the subject matter of this Amendment. The foregoing representations and obligations shall survive the expiration or sooner termination of the Lease.

Section 7. Time of Essence. Without limiting the generality of any other provision of the Lease, time is of the essence to each and every term and condition of this Amendment.

Section 8. Attorneys’ Fees. Each party to this Amendment shall bear its own attorneys’ fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment. In the event that either party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment or the Lease, the parties acknowledge and agree that the provisions of Section 11.03 of the Existing Lease shall apply.

Section 9. Effect of Headings; Recitals; Exhibits. The titles or headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment. Any and all Recitals set forth at the beginning of this Amendment are true and correct and constitute a part of this Amendment as if they had been set forth as covenants herein. Exhibits, schedules, plats and riders hereto which are referred to herein are a part of this Amendment.

Section 10. Entire Agreement; Amendment. This Amendment taken together with the Existing Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this

Amendment and the Existing Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

Section 11. Authority. Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.

[Remainder of the page intentionally left blank.]

Section 12. Counterparts. This Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Amendment, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TENANT:	MAXYGEN, INC., a Delaware corporation

	By:	/s/ RUSSELL J. HOWARD
	Print Name:	Russell J. Howard
	Title:	CEO
(Chairman of Board, President or Vice President)

	By:	/S/ LAWRENCE W. BRISCOE
	Print Name:	Lawrence W. Briscoe
	Title:	CFO
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

LANDLORD:	METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

	By:	/S/ GREG H. HILL
	Print Name:	Greg H. Hill
	Title:	Director

4